May 30, 2012

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Synthetic Biologics, Inc.

File Reference No. 1-12584

We have read Synthetic Biologics, Inc.’s statements included in Item 4.02 (B) on Form 8-K/A. We agree with such statements made regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

Very truly yours,

Berman & Company, P.A.